UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2005

Gladstone Commercial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-50363	020681276
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1616 Anderson Road, Suite 208, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-286-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 28, 2005, Gladstone Commercial Corporation (the "Company") entered into a $50 million line of credit with a syndicate of banks. The bank line was arranged by BB&T Capital Markets, with Branch Banking and Trust Company acting as agent, and included syndicate participations by First Horizon Bank and Compass Bank. The Company has the option to expand the line to $75 million under certain conditions.

Item 8.01. Other Events.

On March 1, 2005, the Company issued a press release announcing the line of credit described in Item 1.01 above. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibit 10.9 – Credit Agreement dated as of February 28, 2005 among Gladstone Commercial Corporation and Gladstone Commercial Limited Partnership, as Borrowers, the Initial Guarantors Listed Therein, the Banks Listed Therein and Branch Banking and Trust Company, as Administrative Agent.
Exhibit 99.1 – Gladstone Commercial Corporation press release dated March 1, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation

March 1, 2005	By:	Harry Brill

Name: Harry Brill
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.9	Credit Agreement dated February 28, 2005
99.1	Press Release